EXHIBIT 23.1


                                     ARTHUR
                                    ANDERSEN




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-89868, as amended and 33-89870, as amended.



                                      ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  September 24, 1996.